UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016 (September 3, 2016)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer and Secretary

On September 28, 2016, Adir Katzav, the Chief Financial Officer and Secretary of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), resigned from all positions that he held or has ever held with the Company and its direct or indirect subsidiaries and affiliates, effective September 30, 2016 (the “Resignation Date”).

(c) Appointment of Chief Financial Officer and Secretary

The Board of Directors (the “Board”) of the Company appointed Frank De Costanzo, effective as of September 30, 2016 (the “Appointment Date”), as the (i) Chief Financial Officer and Secretary (“CFO”) of the Company, (ii) CFO of Eagle Shipping LLC, a wholly owned subsidiary of the Company, and (iii) CFO of Eagle Shipping International (USA) LLC (“Eagle International”), an indirect subsidiary of the Company that provides commercial and strategic management to the Company’s fleet, in each case for a four-year term from the Appointment Date.

Mr. De Costanzo, age 53, brings more than 30 years of banking, finance, public company and related leadership experience, with a focus on commodity and related markets. This includes serving most recently as Senior Vice President and Chief Financial Officer of the Catalyst Paper Corporation, one of North America’s largest pulp and paper companies, since June 2015. Mr. De Costanzo also previously served as Vice President and Global Treasurer at Kinross Gold Corporation, one of the world’s largest gold mining companies, from September 2010 to June 2015. Earlier in his career, Mr. De Costanzo served in positions of increasing responsibility at Pitney Bowes Inc., including Assistant Treasurer, Director of Internal Audit and Finance Director, International, for Pitney Bowes Software. He also worked at The Dai-Ichi Kangyo Bank (now part of the Mizuho Financial Group) and Union Bank of Switzerland. He earned a B.S. in Finance from Providence College and an Executive MBA from The University of Connecticut.

There are no family relationships between Mr. De Costanzo and any executive officer of the Company or member of the Board. Other than as set forth below, there are no transactions or any currently proposed transactions in which the Company was or is to be a party and the amount involved exceeds $120,000, and in which Mr. De Costanzo had or will have a direct or indirect material interest.

(e) Material Compensatory Contract

Resignation of Adir Katzav

In connection with Mr. Katzav’s resignation as discussed above, on September 29, 2016, the Company, Eagle International and Mr. Katzav entered into a Separation Agreement and General Release (the “Separation Agreement”) that, subject to certain terms and conditions, among other things, provides Mr. Katzav with (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay, (ii) severance pay in the total amount of $400,000, payable over a 12-month period, (iii) to the extent Mr. Katzav timely elects COBRA continuation coverage, payment for the cost of his applicable premium for such coverage for a 12-month period, and to the extent permitted under the Company’s policy, continued payment for Mr. Katzav’s ArmadaCare coverage and for the cost of his applicable premium for such coverage for a 12 month period, and (iv) in consideration for the cancellation of any and all equity rights or awards that Mr. Katzav held as of the Resignation Date, a lump sum payment equal to $33,000 (which represents the value, at a price of $8 per share, of Mr. Katzav’s 4,125 unvested restricted stock award shares). The Separation Agreement also includes a limited release of claims given by Mr. Katzav and the Company and covenants related to confidentiality, non-solicitation, non-disparagement and cooperation. Pursuant to its terms, Mr. Katzav is required to execute a general release of claims before the Separation Agreement becomes fully effective.

Appointment of Frank De Costanzo

In connection with Mr. De Costanzo’s appointment as Chief Financial Officer and Secretary as discussed above, the Company and Eagle International entered into an employment agreement (the “Employment Agreement”) with Mr. De Costanzo, dated September 3, 2016. Pursuant to the Employment Agreement, Mr. De Costanzo will receive an annual base salary of not less than $425,000 and will be eligible to receive a discretionary cash bonus as determined by the Compensation Committee of the Company’s Board of Directors with a target amount equal to 50% of his annual base salary, provided that the amount of such discretionary cash bonus shall equal no less than $77,000 for the calendar year 2016. In addition, as soon as practicable after the Appointment Date, Mr. De Costanzo shall receive (A) a number of restricted shares of common stock of the Company (the “Restricted Stock”) with an aggregate value equal to $1,000,000 based on the average closing price per share of Common Stock quoted on NASDAQ for the 10 trading days immediately preceding the date of grant (the “Average Closing Price”) and (B) an option to purchase 280,000 shares of Common Stock at an exercise price per share equal to the Average Closing Price (the “Option”). The Restricted Stock and Option (i) will not be granted under, but will be subject to the terms of, the Company’s 2014 Equity Incentive Plan and the applicable award agreement and (ii) will be granted pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. The Restricted Stock and Option awards will be granted to Mr. De Costanzo as an inducement material to his accepting employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4).

The Option shall have a five year term and shall vest ratably on each of the first four anniversaries of the Appointment Date, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date. The restricted shares shall vest as to 100% of such restricted shares on the third anniversary of the Appointment Date, subject to Mr. De Costanzo’s continued employment with the Company on the vesting date, subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason, as set forth in the Employment Agreement. In the event that Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason, Mr. De Costanzo will become entitled to receive the following as severance: (i) an amount equal to the sum of his annual base salary plus 75% of his target annual bonus, (ii) to the extent he timely elects COBRA continuation coverage, Mr. De Costanzo will be reimbursed for the costs of COBRA premiums for 12 months following termination and (iii) all equity awards in the Company held by Mr. De Costanzo will vest as if Mr. De Costanzo remained employed for an additional year beyond the date of termination. Mr. De Costanzo is subject to non-solicitation and non-competition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Item 7.01.     Regulation FD.

On September 29, 2016, the Company issued a press release announcing the appointment of Frank De Costanzo as the new CFO of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, issued by Eagle Bulk Shipping Inc., dated September 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: September 29, 2016	By:	/s/ Gary Vogel
	Name:	Gary Vogel
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, issued by Eagle Bulk Shipping Inc., dated September 29, 2016.